Putnam Minnesota Tax Exempt Income Fund, May 31, 2006, annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the year ended May 31, 2006, Putnam Management has
assumed $925 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 3,610
		Class B 789


72DD2		Class M 38


73A1		Class A 0.3472
		Class B 0.2880


74A2		Class M 0.3203


74U1		Class A 10,263
		Class B 2,267

74U2		Class M 100


74V1		Class A 8.90
		Class B 8.88


74V2		Class M 8.90


85B	Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.